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                                                                   EXHIBIT 10.25

                            [English translation of
                             original German text]

                               SALE AND TRANSFER
                              ------------------



                              OF BUSINESS SHARES
                              ------------------



Negotiated at Waterswil-Zug, on 25 July 1998

In the presence of the undersigned notary and lawyer, Peter Muellhaupt, Sihlbruggstrasse 105, CH-6340 Walterswil-Zug, Switzerland, the following parties are present today

1) Peter Doelling, born on 16.02.1942,
resident in 3 Hauptstrasse, D-82284 Grafrath
proof of which is given by presentation of a valid German identity card no. 8184025622

                                           (hereafter referred to as the seller)

                                      and

Mr. Wolfgang Schallhorn, born on 29.12.1946,
Resident in 37 Josef Heppner Strasse, D-82049 Pullach,
Proof of which is given by presentation of a valid German passport, no.
8275073910

Who is not acting under his own name, rather under the name of the company

        COPE GmbH, Rotwandweg 3a, D-82024 Taufkircken

due to his position as the sole legally authorised managing director of COPE Gmbh, the character of which has been verified by notary search in a currently valid commercial register compendium.

                                            (hereafter referred to as the buyer)

The parties present place the following declaration on record:

A company is registered in the commercial register of the Munich District Court, under entry HRB 81996, which has its head office in Olching, in the district of Fuerstenfeldbruck, and conducts business under the name of

                Forum Technische Entwicklung und Vertrieb GmbH

                   (hereafter referred to as "the company")
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The total share capital of the company, which stands at  DM 500,000 (five hundred thousand Deutschmarks), is held by the seller, and is divided into the following shares, namely: a share for DM 25,000.-, a further share for DM 25,000.-, another for DM 200,000.-, and finally a share for DM 250,000.-. All shares are fully paid up.

Having made the above declaration, we conclude as follows:
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                     BUSINESS SHARES - TRANSFER AGREEMENT
                     ------------------------------------



Article 1.


1. The seller hereby sells the afore-mentioned business shares of the above-named company in their entirety to the buyer who has entered into this agreement and hereby transfers the shares and all rights and duties pertaining thereto to the contracting buyer.
2. The assignment and transfer of the above-mentioned business shares takes effect immediately. Article 4 is not affected by this provision.
3. The approval of associates and / or the company, in accordance with the requirements of the law and articles of association, remains outside the remit of this transfer deed.



Article 2

1. The purchase price for the shares sold according to Article 1 stands at DM 1,540,000.--.
2. The purchase price is payable as follows:

- DM 1,103,593.48 to be paid immediately as certification of the transfer of the afore-mentioned shares by way of an endorsed bank cheque from a German or Swiss bank through the certifying notary.

- DM 336,406.52 to be paid by transfer to one of the company accounts by reason of the transfer of a part of the seller's purchase offer to the company according to the agreement of 31.05.98 (annexed to this contract).

- the remaining DM 100,000.--is to be paid by endorsed bank cheque on 01.07.1999

Unless otherwise stipulated by the terms of this deed, balancing between the sums is not permitted.


Article 3.

1. The seller guarantees that the sold shares are at this full disposal, and that until then they have neither been transferred, seized, pledged, nor in any other way burdened by the rights of third parties.
2. The seller further guarantees that no long-term delivery or removal restrictions, or leasing obligations subsist. They have not been evidenced by the `due diligence' report by ATAG Ernst & Young, Zug, September 1997, and / or the auditing report
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   by Schitag Ernst & Young, Munich, 19.03.1998 (annexed to this contract);
   moreover, the seller knows of no risks to be present outside normal business operations, which have not been insured against. This guarantee by the seller exists for the period commencing on 01.01.98 until the termination of this contract, and concerns in particular the activities of his spouse, Daniela Doelling in her position as managing director of the company.
3. Moreover, the seller agrees to meet any tax obligations whatsoever which arise from the accounts audited by Schitag Ernst & Young until the 31 December 1997 account closing date, or where necessary from the resetting or entry of the demarcation of separate accounts.
4. The seller does not undertake any further guarantees, in particular as regards the future returns or profits of the company.
5. If claims are made against the seller as a result of the above-mentioned provisions relating to the obligations of the company towards third parties, he can ask to be exonerated from performing them, and for them to be completely annulled by petition before a court. This petition must be brought by the seller; any contingent court costs incurred are at the seller's expense.
6. The seller acknowledges and hereby agrees that by 01.07.1998, his contract of employment with the company until that date is superseded by a contract of employment by the buyer. At the same date, the agreement with Daniela Doelling, and the DP Agency of 04.05.1998, respectively, with the company is superseded by a new agreement entered into with the buyer. These contracts are discharged by the present agreement and replaced by the latter. Thereby, all claims of the seller, Daniela Doelling and the DP Agency, respectively, arising from contracts of employment or other contract with the company are extinguished by balance of all claims with the exception of regular claims in respect of wages and commissions until 30.06.1998.


Article 4

1. The buyer is entitled to the right to draw profits from profits earned by the company from 01.01.1998 onwards.
2. The buyer is obliged to exempt the seller from any claims made in relation to the transferred business shares made through the company, its associates or third parties.
3. The seller hereby irrevocably authorises the buyer, and is exempt from the limitations imposed by Article 181 Civil Code (BGB), to make and receive any requisite declarations which are currently still necessary for the purpose of carrying out the transfer of the business shares.



Article 5

1. Any securities or guarantees placed by the seller and / or Mrs. Daniela Doelling for liabilities of the company are discharged by the buyer. The discharge takes place in
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   such a way that the buyer presents without delay in exchange for the transfer of the business shares i.e. at the same time as he pays the purchase price of DM 1,103,593.48 in accordance with Article 2 of this contract declarations exonerating the guarantor and declarations releasing the Commerzbank AG for the securities guaranteed in the appropriate form in the land register.
2. There are loan repayments owed to Sparta GmbH by the company for the sum of DM 336,406.52 by 31.05.1998. The seller has bought the corresponding debt from the company, which has been handed over to him. As payment of this sum, he has transferred a corresponding part of the purchase price to the company (agreement of 31.05.1998, annexed to this contract). The outstanding amount owed by the buyer to the seller as the purchase price therefore stands at DM 1,203,593.48.


Article 6

1. All the necessary agreements pertaining to this deed will take effect upon their receipt by the notary.
2. The buyer shall bear the costs of certification of this contract.
3. For the purposes of this contract German substantive law shall be applicable.


Article 7

In the event that one of the provisions of this contract is or becomes ineffective, or if there is a deficiency in this contract by way of omission, then the effectiveness of the remaining provisions remains untouched by it. The contracting parties undertake to replace the ineffective provision with an effective one, which reflects as close as is possible the economic intention of the ineffective clause. Any omission should be filled taking into consideration the economic commercial objectives of this contract. Oral agreements will not be valid.


Article 8

The notary has advised the parties about the legal effects of the transfer of the business shares, and draws particular attention to the following:

1. If an associate acquires an additional business share to his original share, then each one retains its legal validity independently of the other.
2. Not until the registration of the share transfer and proof of the transfer has been received by the company, does the transferor take the place of the transferee in the company, regardless of whether or not notice of the transfer has already reached the company in another way (Article 16, para.1 GmbHG).
3. The business transactions of the company with the transferee or the those of the transferee with the company, prior to this registration must be made available to the transferor (Article 16, para. 2, GmbHG).
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4. For the period of the registration of the transferred business shares, any contingent outstanding obligations are the joint responsibility of the transferor and transferee in the external relationship.


This record has been read in the presence of the deponents, who have agreed to its contents, and hereafter certify it, as follows:


For the seller                                          For the buyer
(/s/Peter Doelling)                                     (/s/Wolfgang Schallhorn)
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                                  PUBLIC DEED
                                  -----------

I, the undersigned, Peter Muellhaupt, solicitor, 105 Sihlbruggstrasse 105, 6340 Walterswil-Zug, deeds draftsman in the canton of Zug,

hereby witness in public:
-------------------------

1. The document, which has been submitted for registration, has been agreed between Peter Doelling, born on 16.02.1942, resident in 3 Hauptstrasse, D-82284 Grafrath, and Mr. Wolfgang Schallhorn, born on 29.12.1946, resident in 37 Josef Heppner Strasse, D-82049 Pullach, (who is not acting under his own name, rather under the name of the company, COPE GmbH, Rotwandweg 3a, D-82024 Taufkircken), and has been signed in my presence by these persons.
2. Mr. Peter Doelling has given proof of his identity by presentation of a valid German identity card, and Mr. Shallhorn has presented a valid German passport.
3. The supporting documents referred to in this deed are hereby submitted, have been inspected by myself, and attached to this deed as an integral part of it.

One specimen of this deed will be drawn up.


Walterswil-Zug, 25 July 1998                                 The deeds draftsman



Forum URKU                                              Peter Muellhaupt